Exhibit 10.1

EXECUTION VERSION

Michaels Stores, Inc.

$375,000,000 4.750% Senior Secured Notes due 2027

PURCHASE AGREEMENT

September 17, 2020

J.P. Morgan Securities LLC
      As Representative of the

Initial Purchasers listed

in Schedule I hereto
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

Michaels Stores, Inc., a Delaware corporation (the “Issuer”), will issue and sell to the several parties named in Schedule I hereto (each an “Initial Purchaser” and, together, the “Initial Purchasers”) $375,000,000 aggregate principal amount of its 4.750% Senior Secured Notes due 2027 (the “Securities”). The Securities will be issued by the Issuer pursuant to an indenture, to be dated as of October 1, 2020 (the “Indenture”), among the Issuer, Michaels Funding, Inc. (“Holdings”), the other Guarantors (as defined herein), U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”). The Securities will be guaranteed (the “Guarantees”) on a senior secured basis by Holdings and each of the guarantors listed on Annex A-1 hereto (together, the “Guarantors”). Certain other terms used herein are defined in Section 17 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Issuer has prepared a preliminary offering memorandum, dated September 17, 2020 (the “Preliminary Memorandum”) setting forth or including a description of the terms of the Securities and the Guarantees, the terms of the offering of the Securities and certain information concerning the Issuer and the Guarantors. As used herein, “Pricing Disclosure Package” shall mean the Preliminary Memorandum, as supplemented or amended by any supplement to the Preliminary Memorandum listed on Annex B hereto in the most recent form that has been prepared and delivered by the Issuer to the Initial Purchasers in connection with their solicitation of offers to purchase Securities prior to the time when sales of the Securities were first made (the “Time of Sale”). Promptly after the date hereof and in any event no later than the second Business Day following the date hereof, the Issuer will prepare and deliver to each Initial Purchaser a final offering memorandum (the “Final Memorandum”), which will consist of the Preliminary Memorandum with such changes therein as are required to reflect the information contained in the amendments or supplements listed on Annex B hereto. Any reference herein to the Preliminary Memorandum, the Pricing Disclosure Package or the Final Memorandum shall be deemed to refer to and include all documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act on or prior to the date of such document and incorporated by reference therein, and any reference to the Preliminary Memorandum, the Pricing Disclosure Package or the Final Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Memorandum or the Final Memorandum, as the case may be, and prior to such specified date (such documents filed with the Commission, the “Incorporated Documents”). The Issuer hereby confirms that it has authorized the use of the Pricing Disclosure Package, Final Memorandum and the Recorded Road Show (defined below) in connection with the offer and sale of the Securities by the Initial Purchasers.

The Securities are being issued to repay, together with the proceeds of other indebtedness, including new term loans, the Issuer’s outstanding term loan indebtedness (the “Outstanding Term Loans”), pursuant to the Amended and Restated Credit Agreement, dated as of January 28, 2013, as amended, supplemented and/or otherwise modified through the date hereof, including pursuant to the Fourth Amendment to Amended and Restated Credit Agreement, to be dated as of the Closing Date (as defined below) (the “Term Loan Credit Agreement”). The issuance of the Securities, the repayment of the Outstanding Term Loans and the other related transactions described herein and in the Pricing Disclosure Package are collectively referred to as the “Transactions.”

The Securities and the Guarantees will be secured by (a) a first-priority lien, subject to Permitted Liens (as defined below), on substantially all of the tangible and intangible assets (other than ABL Priority Collateral (as defined in the Pricing Disclosure Package)) of the Issuer and the Guarantors, now owned or hereafter acquired by the Issuer and any Guarantor, subject to certain exceptions as described in the Indenture and the Collateral Documents (as defined below) (the “First Priority Collateral”) and (b) a second-priority lien, subject to Permitted Liens, in the ABL Priority Collateral, subject to certain exceptions as described in the Indenture and the Collateral Documents (together with the First Priority Collateral, the “Collateral”) that secures the Issuer’s ABL revolving credit facility pursuant to the Third Amended and Restated Credit Agreement, dated as of May 27, 2016, as amended, supplemented and/or otherwise modified through the date hereof (the “Revolving Credit Agreement”) on a first-priority basis. The Collateral shall be described in: (a) with respect to personal property that constitutes Collateral, the Notes Security Agreement to be dated as of the Closing Date and entered into by the Issuer and the Guarantors (the “Security Agreement”) and (b) with respect to the grants of security interests in registrations and/or applications for trademarks, patents and copyrights (and exclusive licenses in any of the foregoing) constituting Collateral, in either the Security Agreement or, respectively, in the Trademark Security Agreement, the Patent Security Agreement and the Copyright Security Agreement, each to be dated as of the Closing Date and entered into by each of the Issuer and the Guarantors, as provided therein (the “Trademark Security Agreement,” the “Patent Security Agreement” and the “Copyright Security Agreement,” respectively, and, collectively, the “Intellectual Property Security Agreements”), each to be delivered to the Trustee, granting a security interest in the Collateral, subject to Permitted Liens, to the Collateral Agent for its benefit and the benefit of the Trustee and each holder of the Securities and the successors and assigns of the foregoing. The term “Collateral Documents,” as used herein, shall mean the Security Agreement and the Intellectual Property Security Agreements. The rights of the holders of the Securities with respect to the Collateral shall be further governed by (i) the intercreditor agreement to be dated as of the Closing Date (the “Pari Passu Intercreditor Agreement”), among the Issuer, the Guarantors, the Trustee, the Collateral Agent, the administrative agent for the lenders under the Term Loan Credit Agreement and the collateral agent for the lenders under the Term Loan Credit Agreement (the “Term Loan Collateral Agent”), and (ii) the Amended and Restated Intercreditor Agreement, to be dated as of the Closing Date (as amended and supplemented to date (including pursuant to the Joinder Agreement, to be dated as of the Closing Date (the “ABL Intercreditor Joinder”), by and among the Collateral Agent, the Term Loan Collateral Agent and the ABL Collateral Agent (as defined below)), the “ABL Intercreditor Agreement”), among the Term Loan Collateral Agent, the collateral agent for the lenders under the Revolving Credit Agreement (the “ABL Collateral Agent”) and the Collateral Agent. The Pari Passu Intercreditor Agreement and the ABL Intercreditor Agreement are together referred to as the “Intercreditor Agreements.”

1.         Representations and Warranties. The Issuer and the Guarantors jointly and severally represent and warrant to each Initial Purchaser as follows as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) both the Pricing Disclosure Package and the Final Memorandum in the case of representations and warranties made as of the Closing Date):

(a)         The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Time of Sale, the Pricing Disclosure Package does not, and on the Closing Date will not, and the Final Memorandum as of its date and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer and the Guarantors make no representation or warranty as to the information contained in or omitted from the Offering Memorandum, in reliance upon and in conformity with the Initial Purchaser Information (as defined below). The Issuer has not distributed or referred to and will not distribute or refer to any written communication (as defined in Rule 405 of the Act) other than the Pricing Disclosure Package, the Final Memorandum and the investor presentation made orally to investors and simultaneously recorded on September 17, 2020 and the corresponding slide deck (the “Recorded Road Show”). The Recorded Road Show, when taken together with the Pricing Disclosure Package, as of the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer and the Guarantors make no representation or warranty as to the information contained in or omitted from the Recorded Road Show, in reliance upon and in conformity with the Initial Purchaser Information.

(b)       The documents incorporated by reference in the Preliminary Memorandum, the Pricing Disclosure Package and the Final Memorandum, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Preliminary Memorandum, the Pricing Disclosure Package or the Final Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)         Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and their compliance with the agreements set forth therein, none of Holdings, the Issuer or any of its subsidiaries, nor any of their respective Affiliates, or any person acting on their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act.

(d)          Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and their compliance with the agreements set forth therein, none of Holdings, the Issuer or any of its subsidiaries or any of their respective Affiliates, or any person acting on their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and Holdings, the Issuer and each of its subsidiaries and each of their respective Affiliates and each person acting on their behalf have complied with the offering restrictions requirement of Regulation S. Any sale of the Securities by the Issuer pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

(e)           The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(f)            Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and their compliance with the agreements set forth therein, no registration under the Act of the Securities is required for the offer and sale of the Securities to the Initial Purchasers or by the Initial Purchasers to the initial purchasers therefrom, in each case in the manner contemplated herein, in the Pricing Disclosure Package and in the Final Memorandum, and it is not necessary to qualify the Indenture under the Trust Indenture Act. The Indenture, as of the Closing Date, will conform in all material respects to the requirements of an indenture which is qualified under the Trust Indenture Act.

(g)            None of the Issuer, the Guarantors or any of their respective subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will be required to register as an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Issuer’s securities.

(h)        None of the Issuer, the Guarantors or any of their respective subsidiaries has paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated in this Agreement).

(i)          None of the Issuer, the Guarantors or any of their respective subsidiaries or any of their respective Affiliates has taken or will take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuer or any of its subsidiaries to facilitate the sale or resale of the Securities.

(j)           Holdings, the Issuer and each of its subsidiaries have been duly organized and are validly existing and in good standing (or the equivalent thereof with respect to the law of foreign countries, if applicable) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (or the equivalent thereof with respect to the law of foreign countries, if applicable) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing (or the equivalent thereof with respect to the law of foreign countries, if applicable) or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of Holdings, the Issuer and its subsidiaries taken as a whole or on the performance by the Issuer and the Guarantors taken as a whole of their obligations under this Agreement, the Indenture, the Securities, the Guarantees and the Collateral Documents (a “Material Adverse Effect”).

(k)          As of the date hereof, the Issuer has no subsidiaries other than the entities listed on Annex A-2 hereto.

(l)           As of August 1, 2020, on a pro forma basis, after giving effect to the consummation of the Transactions, the Issuer and its subsidiaries would have had the issued and outstanding capitalization as set forth in the Offering Memorandum under the heading “Capitalization,” and all the outstanding membership interests or shares of capital stock, as applicable, of Holdings, the Issuer and each of its subsidiaries have been duly authorized and validly issued, if applicable, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; and, except as otherwise set forth in the Offering Memorandum, all outstanding shares of capital stock or membership interests of the subsidiaries are owned by the Issuer either directly or indirectly free and clear of any security interest, claim, lien or encumbrance (other than security interests, claims, liens, encumbrances and restrictions imposed in connection with the Issuer’s senior secured credit facilities or permitted thereunder and by the Act and state securities or “blue sky” laws of certain jurisdictions).

(m)        (i) This Agreement has been duly authorized, executed and delivered by the Issuer and each Guarantor; (ii) each of the Indenture, the Pari Passu Intercreditor Agreement and each of the Collateral Documents has been duly authorized by the Issuer and each Guarantor, to the extent a party thereto, and, on the Closing Date and prior to the issuance of the Securities, each of the Indenture, the Pari Passu Intercreditor Agreement and each of the Collateral Documents will have been duly executed and delivered by the Issuer and each Guarantor, to the extent a party thereto, and, assuming due authorization, execution and delivery thereof by the Collateral Agent, the Trustee, the Term Loan Collateral Agent and the ABL Collateral Agent, as applicable, the Indenture, the Intercreditor Agreements and each of the Collateral Documents will constitute a legally valid and binding instrument enforceable against the Issuer and each Guarantor in accordance with its terms (in each case subject, as to the enforcement of remedies, to the effects of (x) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally from time to time in effect, (y) general principles of equity (whether considered in a proceeding in equity or at law) and (z) an implied covenant of good faith and fair dealing (collectively, the “Enforceability Limitations”)); (iii) the Securities have been duly authorized by the Issuer and, when executed and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and issued by the Issuer and will constitute the legal, valid and binding obligations of the Issuer, entitled to the benefits of the Indenture (subject to the Enforceability Limitations); and (iv) the Guarantees have been duly authorized by the Guarantors and, when the Securities have been duly executed and issued, will constitute the legal, valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms and entitled to the benefits of the Indenture (subject to the Enforceability Limitations).

(n)          (i) Upon execution and delivery, the Security Agreement and each of the Intellectual Property Security Agreements will be effective to grant a legal, valid and enforceable security interest in all of the Issuer’s and the Guarantors’, to the extent a party thereto, right, title and interest in the Collateral; and (ii) upon due and timely filing and/or recording of the financing statements and Intellectual Property Security Agreements, as applicable, with respect to the Collateral described in the Security Agreement and the Intellectual Property Security Agreements (the “Personal Property Collateral”), as applicable, the security interests granted thereby will constitute valid, perfected first-priority liens and security interests in the Personal Property Collateral constituting First Priority Collateral and valid, perfected second-priority liens and security interests in the Personal Property Collateral constituting ABL Priority Collateral, to the extent such security interests can be perfected by the filing and/or recording, as applicable, of financing statements and Intellectual Property Security Agreements for the benefit of the Collateral Agent, the Trustee and the holders of the Securities, and such security interests will be enforceable in accordance with the terms contained therein against all creditors of any grantor or mortgagor and subject only to liens expressly permitted to be incurred or exist on the Collateral under the Indenture, including liens with respect to the Revolving Credit Agreement and the Term Loan Credit Agreement (“Permitted Liens”).

(o)          Since the date of the most recent financial statements of The Michaels Companies, Inc. (the “Parent”) included or incorporated by reference in the Offering Memorandum, (i) there has not been any change in the capital stock or other equity interests of the Issuer or any of the Guarantors (other than the issuance of shares of common stock upon exercise of stock options, restricted stock awards and warrants described as outstanding in, and the grant of options, restricted stock and other awards under existing equity incentive plans described in, the Offering Memorandum), short-term debt or long-term debt of Holdings, the Issuer or any of its subsidiaries that, individually or in the aggregate, is material to Holdings, the Issuer and its subsidiaries taken as a whole, or any dividend or distribution of any kind declared, set aside for payment, paid or made by Holdings or the Issuer on any class of capital stock or other equity interest, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of Holdings, the Issuer and its subsidiaries taken as a whole; (ii) none of Holdings, the Issuer or any of its subsidiaries has entered into any transaction or agreement that is material to Holdings, the Issuer and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to Holdings, the Issuer and its subsidiaries taken as a whole; and (iii) none of Holdings, the Issuer or any of its subsidiaries has sustained any loss or interference with its business that is material to Holdings, the Issuer and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case under clauses (i) through (iii) above as otherwise disclosed or incorporated by reference in the Offering Memorandum.

(p)           No relationship, direct or indirect, exists between or among Holdings, the Issuer or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of Holdings, the Issuer or any of its subsidiaries, on the other, that is required by the Exchange Act to be described in the Incorporated Documents and that is not so described in the Offering Memorandum.

(q)           The term “Transaction Documents” refers to this Agreement, the Securities, the Indenture (including the Guarantees), each of the Collateral Documents and the Intercreditor Agreements. Each of the Transaction Documents conforms in all material respects to the description thereof in the Offering Memorandum.

(r)             No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Issuer and the Guarantors of the Transaction Documents and the consummation by the Issuer and the Guarantors of the transactions contemplated thereby (including, without limitation, the issuance of the Securities and the Guarantees), except such (i) as may be required under provincial securities or blue sky laws of any jurisdiction in which the Securities are offered and sold or (ii) as shall have been obtained or made prior to the Closing Date.

(s)           None of the execution and delivery of the Transaction Documents, the issuance and sale of the Securities, the issuance of the Guarantees, the grant and perfection of liens and security interests in the Collateral pursuant to the Security Agreement and the Intellectual Property Security Agreements (including, but not limited to, the filing of any applicable financing statements pursuant to the Security Agreement or the filing or recording of the Intellectual Property Security Agreements) or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than any lien, charge or encumbrance created or imposed pursuant to the Collateral Documents or the collateral documents relating to the Revolving Credit Agreement or the Term Loan Credit Agreement) upon any property or assets of the Issuer or any of the Guarantors pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Holdings, the Issuer or any of its subsidiaries is a party or by which Holdings, the Issuer or any of its subsidiaries is bound or to which any of the property or assets of Holdings, the Issuer or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of Holdings, the Issuer or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over Holdings, the Issuer or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)            The consolidated historical financial statements (including the related notes thereto) of the Parent and its consolidated subsidiaries included or incorporated by reference in the Offering Memorandum comply in all material respects with the applicable requirements of the Exchange Act, present fairly in all material respects the financial position of the Parent and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Offering Memorandum present fairly in all material respects the information required to be stated therein; the selected historical financial data set forth under the caption “Summary—Summary Consolidated Financial and Operating Data” in the Offering Memorandum fairly present in all material respects, on the basis stated in the Offering Memorandum, the information included therein; and the other financial information included or incorporated by reference in the Offering Memorandum has been derived from the accounting records of the Parent and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(u)          Except as described, or incorporated by reference, in the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which Holdings, the Issuer or any of its subsidiaries is or may be a party or to which any property of Holdings, the Issuer or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to Holdings, the Issuer or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Issuer and Guarantors, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Exchange Act to be described in the Incorporated Documents that are not so described in the Incorporated Documents and (ii) there are no statutes, regulations or contracts or other documents that are required under the Exchange Act to be filed as exhibits to the Incorporated Documents or described in the Incorporated Documents that are not so filed as exhibits to the Incorporated Documents or described in the Incorporated Documents.

(v)           Holdings, the Issuer and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real property and have good title or a valid legal right to lease or otherwise use all items of real property and personal property that are material to the business of Holdings, the Issuer and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title (other than Permitted Liens) except those that (i) do not materially interfere with the use made and proposed to be made of such property by Holdings, the Issuer and its subsidiaries, (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) are imposed pursuant to the Collateral Documents or the collateral documents relating to the Revolving Credit Agreement or the Term Loan Credit Agreement.

(w)           None of Holdings, the Issuer or any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Holdings, the Issuer or any of its subsidiaries is a party or by which Holdings, the Issuer or any of its subsidiaries is bound or to which any of the property or assets of Holdings, the Issuer or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)          Ernst & Young LLP, which has certified certain financial statements of the Parent and its consolidated subsidiaries, is an independent registered public accounting firm with respect to the Parent and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(y)           Holdings, the Issuer and its subsidiaries have paid all federal, state, local and foreign taxes required to be paid, and filed all tax returns required to be filed, through the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed, or incorporated by reference, in the Offering Memorandum, there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against Holdings, the Issuer or any of its subsidiaries or any of their respective properties or assets.

(z)            No labor disturbance by or dispute with employees of the Issuer or any of its subsidiaries exists or, to the knowledge of the Issuer and the Guarantors, is contemplated or threatened, and the Issuer and the Guarantors are not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)           Holdings, the Issuer and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customary for businesses such as those of Holdings, the Issuer and its subsidiaries; and none of Holdings, the Issuer or any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(bb)            No subsidiary of the Issuer or any Guarantor is currently prohibited and, after giving effect to the Transactions, no subsidiary of the Issuer or any Guarantor will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any lawful dividends to the Issuer or any Guarantor or any other subsidiary (except as may be limited by applicable laws of each subsidiary’s state of incorporation or jurisdiction or organization, or by limited liability company or similar laws), from making any other lawful distribution on such subsidiary’s capital stock or similar ownership interests (except as may be limited by applicable law), from repaying to the Issuer or any Guarantor or any other subsidiary any loans or advances to such subsidiary from the Issuer or any Guarantor or any other subsidiary or from transferring any of such subsidiary’s properties or assets to the Issuer or any Guarantor or any other subsidiary of the Issuer or any Guarantor, except as described in the Offering Memorandum or provided pursuant to the Issuer’s senior secured credit facilities.

(cc)     Holdings, the Issuer and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described, or incorporated by reference, in the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described, or incorporated by reference, in the Offering Memorandum, none of Holdings, the Issuer or any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization.

(dd)    The Parent and its consolidated subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Parent’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed, or incorporated by reference, in the Offering Memorandum, there are no material weaknesses in the Issuer’s internal controls. The Parent’s auditors and the Audit Committee of the Board of Directors of the Parent have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Parent’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Parent’s internal controls over financial reporting.

(ee)    (i) Holdings, the Issuer and its subsidiaries (x) are in compliance with, and have not violated, any and all applicable federal, state, local and foreign, laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants at any location, and have no knowledge of any circumstance, event or condition that would reasonably be expected to result in any such notice or liability, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to Holdings, the Issuer or its subsidiaries, except in the case of either (i) or (ii) above, for any such failure to comply with, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Offering Memorandum, (x) there are no proceedings that are pending, or that are known to the Issuer to be contemplated, against Holdings, the Issuer or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) Holdings, the Issuer and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of Holdings, the Issuer and its subsidiaries, and (z) none of Holdings, the Issuer and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(ff)     (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Issuer or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code), would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code and Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) except as otherwise disclosed, or incorporated by reference, in the Offering Memorandum, the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Issuer nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), and except for where failure to comply with any of the clauses (i) through (vi) of this paragraph would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(gg)   Holdings, the Issuer and its subsidiaries own or possess the right to use all patents, patent applications, trademarks, service marks, trade names, domain names, trade mark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property”) material to the operation of the business of Holdings, the Issuer and its subsidiaries, taken as a whole. Except as disclosed, or incorporated by reference, in the Offering Memorandum, Holdings, the Issuer and its subsidiaries have not received any notice of infringement or conflict with the asserted rights of others or are aware of any valid basis for same that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)   Neither the issuance, sale and delivery of the Securities and, when issued, the Guarantees, nor the application of the proceeds thereof by the Issuer as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, as the same is in effect on the Closing Date.

(ii)      To the knowledge of the Issuer and the Guarantors, immediately after the consummation of the Transactions and the other transactions contemplated by this Agreement, (i) the fair value and present fair saleable value of the assets of Holdings, the Issuer and its subsidiaries taken as a whole on a going concern basis will exceed the sum of their stated liabilities and identified contingent liabilities taken as a whole; and (ii) Holdings, the Issuer and its subsidiaries on a consolidated basis will not be (a) left with unreasonably small capital with which to carry on their business as it is proposed to be conducted, (b) unable to pay their debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

(jj)      No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained, or incorporated by reference, in the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. Nothing has come to the attention of the Issuer that has caused the Issuer to believe that the statistical and market-related data included, or incorporated by reference, in the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(kk)    There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges imposed by any governmental authority required under applicable law to be paid in connection with the execution and delivery of this Agreement or the Indenture, the issuance or sale hereunder by the Issuer of the Securities, or the issuance by the Guarantors of the Guarantees.

(ll)      The Parent and its consolidated subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Parent in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Parent’s management as appropriate to allow timely decisions regarding required disclosure. The Parent and its consolidated subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(mm)  None of Holdings, the Issuer or any of its subsidiaries, nor, to the knowledge of the Issuer and the Guarantors, any director, officer, employee, affiliate or other person associated with or acting on behalf of Holdings, the Issuer or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. Holdings, the Issuer and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(nn)    The operations of Holdings, the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where Holdings, the Issuer or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Holdings, the Issuer or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuer and the Guarantors, threatened.

(oo)    None of Holdings, the Issuer or any of its subsidiaries, nor, to the knowledge of the Issuer and the Guarantors, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of Holdings, the Issuer or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is Holdings, the Issuer, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea region, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Issuer will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, that to its and the Guarantors knowledge intends to use such proceeds, or to any subsidiary (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, Holdings, the Issuer and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(pp)    Holdings, the Issuer and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of Holdings, the Issuer and its subsidiaries as currently conducted. Holdings, the Issuer and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation and security of all material IT Systems and material confidential data, including any of their material confidential data maintained by a third party (including all personally identifiable data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of the Issuer and the Guarantors, since June 21, 2016, there have been no breaches to the confidentiality or integrity of Personal Data or unauthorized uses of or accesses to Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor are any incidents under internal review or investigations relating to the same. Holdings, the Issuer and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer of the Issuer, the Guarantors or their respective subsidiaries and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the offering of the Securities and, when issued, the Guarantees, shall be deemed a joint and several representation and warranty by each of the Issuer, the Guarantors and their respective subsidiaries, as to matters covered thereby, to each Initial Purchaser.

2.        Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to issue and sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of 99.00% of the principal amount thereof, plus accrued interest, if any, from October 1, 2020 to the Closing Date, the aggregate principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3.        Delivery and Payment. Delivery of and payment for the Securities shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 10:00 A.M. New York City time on October 1, 2020 or at such time on such later date not more than three Business Days after the foregoing date as the Initial Purchasers shall designate, which date and time may be postponed by agreement between the Initial Purchasers and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Initial Purchasers for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to the account specified by the Issuer. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Initial Purchasers shall otherwise instruct.

4.        Offering by Initial Purchasers.

(a)      Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b)      Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Issuer and the Guarantors, that:

(i)       it has not sold, and will not sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons as part of their distribution at any time except to those persons whom it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or if any such person is buying for one or more institutional accounts for which such person is acting as a fiduciary or agent, only when such person has represented to it that each such account is a qualified institutional buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions in accordance with Rule 144A;

(ii)      it has not offered or sold, and will not offer or sell, any Securities outside the United States (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the Closing Date except in accordance with Rule 903 of Regulation S;

(iii)     neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act;

(iv)     in connection with each sale pursuant to Section 4(b)(i) hereof, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;

(v)       neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(vi)     it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Issuer;

(vii)    it and its Affiliates and any person acting on its behalf have complied and will comply with the offering restrictions requirement of Regulation S;

(viii)   at or prior to the confirmation of sale of Securities sold in reliance of Regulation S (other than a sale of Securities pursuant to Section 4(b)(ii) hereof), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S;” and

(xii)    it is an institutional “accredited investor” (as defined in 501(a) of Regulation D).

5.        Agreements. The Issuer and the Guarantors agree, jointly and severally, in each case with each Initial Purchaser as follows:

(a)       The Issuer will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Pricing Disclosure Package and Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b)       The Issuer and the Guarantors will not make any amendment or supplement to the Pricing Disclosure Package and Final Memorandum or otherwise distribute or refer to any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Securities (other than the Pricing Disclosure Package, the Recorded Road Show and the Final Memorandum) that shall be reasonably disapproved by the Representative after reasonable notice thereof.

(c)       (1) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representative, but in no event more than 180 days after the date hereof), any event occurs as a result of which, in the opinion of counsel for the Initial Purchasers, or counsel for the Issuer, it is necessary to amend or supplement the Final Memorandum, as then amended or supplemented, (i) in order that the Final Memorandum would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) comply with applicable law, the Issuer will promptly (A) notify the Representative of any such event; (B) subject to the requirements of paragraph (b) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (C) supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented or the Recorded Road Show would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package or the Recorded Road Show so that any of the Pricing Disclosure Package or the Recorded Road Show, as the case may be, will comply with applicable law, the Issuer will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package or the Recorded Road Show as may be necessary so that the statements in any of the Pricing Disclosure Package or the Recorded Road Show as so amended or supplemented do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or so the Pricing Disclosure Package or the Recorded Road Show will comply with applicable law.

(d)       The Issuer will assist the Initial Purchasers in arranging, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions in the United States as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Issuer or any of the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would reasonably be expected to subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject themselves to taxation in any jurisdiction in which they are not otherwise so subject. The Issuer will promptly advise the Initial Purchasers of the receipt by it or the Guarantors of any notification with respect to the suspension of the qualification of the Securities or the Guarantees for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)      During the period from the Closing Date until one year after the Closing Date, the Issuer will not, and will not permit any current or future subsidiaries of either the Company or any other Affiliates controlled by the Company or the Parent to, resell any Securities that have been acquired by any of them except for Securities resold in a transaction registered under the Act.

(f)      The Issuer, the Guarantors and their Affiliates and any person acting on their behalf will not make offers or sales of any security (as defined in the Act), or solicit offers to buy any security, under circumstances that could be integrated with the sale of the Securities in a manner that would reasonably be expected to require the registration of the Securities under the Act.

(g)     The Issuer and its Affiliates and any person acting on their behalf will not engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(h)      So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, Holdings, the Issuer and its subsidiaries will, unless they become subject to and comply with Section 13 or 15(d) of the Exchange Act or they or the Parent file the periodic reports contemplated by such provisions pursuant to the terms of the Indenture, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act (it being acknowledged and agreed that, prior to the first date on which information is required to be provided under the Indenture, the information contained, or incorporated by reference, in the Final Memorandum is sufficient for this purpose).

(i)      The Issuer and its Affiliates and any person acting on their behalf will not engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

(j)       The Issuer will cooperate with the Initial Purchasers and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(k)      The Issuer, the Guarantors and their Affiliates will not for a period of 60 days following the Closing Date, without the prior written consent of the Representative, offer, sell or contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer, any of the Guarantors or any of their respective Affiliates or any person in privity with the Issuer, any of the Guarantors or any of their respective Affiliates), directly or indirectly, or announce the offering of, any capital markets debt securities issued or guaranteed by the Issuer or any of the Guarantors (other than the Securities and the Guarantees).

(l)       The Issuer and the Guarantors, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the fees of the Trustee and the Collateral Agent (and their respective counsel); (ii) the preparation, printing or reproduction of the Pricing Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Pricing Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of any blue sky memorandum to investors in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) the approval of the Securities for book-entry transfer by DTC; (viii) the “roadshow” and any other meetings with prospective investors in the Securities; (ix) the fees and expenses of the Issuer’s accountants and the fees and expenses of counsel (including local and special counsel) of the Issuer; (x) the rating of the Securities by rating agencies; (xi) the fees and expenses incurred with respect to creating, documenting and perfecting the security interests in the Collateral as contemplated by the Collateral Documents (including the related fees and expenses of counsel to the Initial Purchasers for all periods prior to and after the Closing Date); and (xii) all other costs and expenses incident to the performance by the Issuer of their obligations hereunder.

(m)     The Issuer will use the proceeds from the sale of the Securities in the manner described in the Pricing Disclosure Package and the Final Memorandum under the caption “Use of Proceeds.”

(n)      The Issuer and the Guarantors jointly and severally acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Issuer and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to or an agent of the Issuer, any of the Guarantors or any other person. Additionally, no Initial Purchaser is advising the Issuer, any of the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Issuer or any of the Guarantors with respect thereto. Any review by the Initial Purchasers of the Issuer and the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Issuer or any of the Guarantors.

(o)           Prior to the completion of the resale of the Securities by the Initial Purchasers to subsequent purchasers, the Parent shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13(a), 13(c) or 15(d) of the Exchange Act.

(p)           The Issuer and each Guarantor (i) shall complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests in the Collateral as and to the extent contemplated by the Indenture and the Collateral Documents and (ii) shall take all actions necessary to maintain such security interests and to perfect security interests in any Collateral acquired after the Closing Date, in each case as and to the extent contemplated by the Indenture and the Collateral Documents; provided if the certificated securities and instruments identified in the Security Agreement as of the Closing Date are not located on or prior to the Closing Date, the Issuer and Guarantor agree to deliver such certificated securities and instruments to the Term Loan Collateral Agent pursuant to the Collateral Documents and the Intercreditor Agreements as soon as commercially reasonable, but in no event later than 90 days following the Closing Date.

(q)           The Issuer and each Guarantor, as applicable, shall use commercially reasonable efforts to amend, supplement or otherwise modify the Collateral Access Agreements (as defined in the Term Loan Credit Agreement) in order to have the Term Loan Collateral Agent and Collateral Agent become parties thereto, such amendment, supplement or other modification to be in form and substance reasonably satisfactory to both the Term Loan Collateral Agent and the Collateral Agent.

6.             Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Issuer and the Guarantors contained herein at the Time of Sale and the Closing Date, to the accuracy of the statements of the Issuer and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and the Guarantors of their obligations hereunder and to the following additional conditions:

(a)           The Issuer shall have requested and caused (i) Ropes & Gray LLP, counsel for the Issuer and those Guarantors organized or incorporated in the State of Delaware, to furnish to the Initial Purchasers an opinion and negative assurance statement dated the Closing Date in form and substance reasonably satisfactory to the Initial Purchasers, (ii) Troutman Pepper Hamilton Sanders LLP, Virginia counsel for Michaels Stores Card Services, LLC, to furnish to the Initial Purchasers an opinion dated the Closing Date in form and substance reasonably satisfactory to the Initial Purchasers and (iii) Jones Day, Ohio counsel for those Guarantors organized or incorporated in the State of Ohio, to furnish to the Initial Purchasers an opinion dated the Closing Date in form and substance reasonably satisfactory to the Initial Purchasers.

(b)           The Initial Purchasers shall have received from Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, such opinion and negative assurance statement, each dated the Closing Date and addressed to the Initial Purchasers, with respect to the issuance and sale of the Securities, the Indenture, Pricing Disclosure Package and the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchasers may reasonably require, and the Issuer and the Guarantors shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(c)           The Issuer shall have furnished to the Initial Purchasers a certificate, signed by (x) the chairman, chief executive officer, president or vice president and (y) the chief financial officer, treasurer or principal financial or accounting officer of the Issuer and the Guarantors, dated the Closing Date, to the effect that the signers of such certificate have reviewed the Pricing Disclosure Package and the Final Memorandum, any amendment or supplement to the Pricing Disclosure Package and the Final Memorandum and this Agreement and that:

(i)      the representations and warranties of the Issuer and the Guarantors in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case such obligations shall be subject to the accuracy of such representations and warranties in all respects) at the Time of Sale and on the Closing Date, and the Issuer and the Guarantors have complied in all material respects with all the agreements and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)     since the date of the most recent financial statements included in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), business or results of operations of Holdings, the Issuer and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(d)           The Issuer shall have requested and caused Ernst & Young LLP to furnish to the Initial Purchasers a “comfort” letter, (i) at and dated as of the date hereof with respect to the Pricing Disclosure Package and (ii) in bring-down form at and dated as of the Closing Date with respect to the Final Memorandum, each such letter in form and substance reasonably satisfactory to the Initial Purchasers, confirming that they are independent auditors within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information contained in the Pricing Disclosure Package and Final Memorandum, as applicable, including any amendment or supplement thereto at the date of the applicable letter.

(e)            Subsequent to the Time of Sale or, if earlier, the dates as of which information is given in the Pricing Disclosure Package and the Final Memorandum, there shall not have been any change or development in the condition (financial or otherwise), business or results of operations of Holdings, the Issuer and its subsidiaries, taken as a whole and after giving effect to the Transactions, except as set forth in or contemplated in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which is, or would reasonably be expected to become, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Final Memorandum.

(f)            At the Closing Date, the Issuer, the Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed thereof.

(g)           Subsequent to the date hereof, there shall not have been any decrease in the rating of the Securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h)           Prior to the Closing Date, the Issuer and the Guarantors shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request, as set forth in the closing memorandum relating to the Transactions.

(i)             Prior to the Closing Date, the Issuer and the Guarantors shall have taken all action reasonably required to be taken by them to have the Securities declared eligible for clearance and settlement through The Depository Trust Company.

(j)            The Issuer shall have furnished to the Initial Purchasers certificates of its chief financial officer with respect to certain financial data (i) at and dated as of the date hereof with respect to the Pricing Disclosure Package and (ii) at and dated as of the Closing Date with respect to the Final Memorandum, in each case providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Initial Purchasers.

(k)           The Initial Purchasers shall have received conformed counterparts of the Security Agreement and each of the Intellectual Property Security Agreements that shall have been executed and delivered by the requisite signatories thereto, in form and substance reasonably satisfactory to the Representative.

(l)            The Initial Purchasers shall have received conformed counterparts of the Pari Passu Intercreditor Agreement, the ABL Intercreditor Agreement and the ABL Intercreditor Joinder that shall have been executed and delivered by duly authorized officers of each party thereto, and an acknowledgement thereof by the Company, in each case, in form and substance reasonably satisfactory to the Representative.

(m)          Except as otherwise contemplated by the Intellectual Property Security Agreements and the Security Agreement, each document (including any Uniform Commercial Code financing statement) required by the Intellectual Property Security Agreements and the Security Agreement, or under law or reasonably requested by the Representative, in each case, to be filed, registered or recorded, or delivered for filing on or prior to the Closing Date, including filings in the U.S. Patent and Trademark Office and the U.S. Copyright Office, in order to create in favor of the Collateral Agent, for itself, the Trustee, and for the benefit of the holders of the Securities, a perfected first-priority lien and security interest in the Personal Property Collateral constituting First Priority Collateral and a perfected second-priority lien and security interest in the Personal Property Collateral constituting ABL Priority Collateral, in each case, subject to Permitted Liens, that can be perfected by the making of such filings, registrations or recordations, prior and superior to the right of any other person (other than Permitted Liens), shall be executed and in proper form for filing, registration or recordation.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers.

The documents required to be delivered by this Section 6 will be available for inspection at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, on the Business Day prior to the Closing Date.

7.             Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Issuer or the Guarantors to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, including as described in Section 9 hereof, the Issuer and the Guarantors will, jointly and severally, reimburse the Initial Purchasers on behalf of the Initial Purchasers on demand for all reasonable expenses (including reasonable fees and disbursements of Simpson Thacher & Bartlett LLP) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.             Indemnification and Contribution.

(a)           The Issuer and the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, the directors, officers and Affiliates of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, Recorded Road Show (when taken together with the Preliminary Offering Memorandum) or Final Memorandum or in any amendment or supplement thereto or in any other written communication by the Issuer or a Guarantor that constitutes an offer to sell or a solicitation of an offer to buy the Securities or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree (subject to the limitations set forth in the proviso to this sentence) to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package, the Recorded Road Show or Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with the Initial Purchaser Information. This indemnity agreement will be in addition to any liability that the Issuer and the Guarantors may otherwise have. The Issuer and the Guarantors shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Issuer, which consent shall not be unreasonably withheld.

(b)           Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless (i) the Issuer and the Guarantors, (ii) each person, if any, who controls (within the meaning of either the Act or the Exchange Act) the Issuer or any of the Guarantors, and (iii) the directors and officers of the Issuer and the Guarantors, to the same extent as the foregoing indemnity from the Issuer and the Guarantors to each Initial Purchaser, but only with reference to the Initial Purchaser Information provided by such Initial Purchaser. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Issuer acknowledges that the first sentence of the third paragraph under the heading “Plan of Distribution” and the fourth and fifth sentences of the third paragraph and the fourth paragraph under the heading “Plan of Distribution—General” in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Pricing Disclosure Package, the Recorded Road Show or the Final Memorandum or any other written communication by the Issuer that constitutes an offer to sell or the solicitation of an offer to buy the Securities (the “Initial Purchaser Information”).

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above, except as provided in paragraph (d) below. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified party); (ii) such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel to the indemnified party) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. Any such separate firm for any Initial Purchaser, its Affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representative, and any such separate firm for the Issuer or any of the Guarantors, directors and officers and any control persons of the Issuer or any of the Guarantors shall be designated in writing by the Issuer. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to subsection (a) or (b) above, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), the Issuer and the Guarantors, jointly and severally on the one hand, and the Initial Purchasers, on the other hand, severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Issuer or any Guarantor and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors, on the one hand, and by the Initial Purchasers, on the other hand, from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason or not permitted by applicable law, the Issuer and the Guarantors, jointly and severally, on the one hand, and the Initial Purchasers, on the other hand, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuer and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer or any Guarantor, on the one hand, or the Initial Purchasers, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstances. The Issuer, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if the amount of such contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint. For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Issuer or any Guarantor within the meaning of either the Act or the Exchange Act and the respective officers and directors of the Issuer and the Guarantors shall have the same rights to contribution as the Issuer and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

9.             Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions that the principal amount of the Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of the Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of the Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of the Securities set forth in Schedule I hereto, the Issuer shall be entitled to a period of 36 hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Initial Purchasers to purchase no less than the amount of such unpurchased Securities that exceeds 10% of the principal amount thereof upon such terms herein set forth. If, however, the Issuer shall not have completed such arrangements within 36 hours after such default and the principal amount of unpurchased Securities exceeds 10% of the principal amount of Securities to be purchased on such date, then this Agreement will terminate without liability as to the Securities to any non-defaulting Initial Purchaser or the Issuer. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, to effect any changes that in the opinion of counsel for the Issuer or counsel for the Initial Purchasers shall determine are necessary in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuer or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10.           Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in any securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or materially limited or minimum prices shall have been established on such exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Parent shall have been suspended on any exchange or in any over-the-counter market; (iii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representative, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Pricing Disclosure Package and the Final Memorandum.

11.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer and the Guarantors or, with respect to Sections 5(f), (g) and (i) hereof, their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Issuer or any Guarantor, or any of the indemnified parties referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.           Notices. All communications hereunder will be in writing and effective only on receipt and, if sent to the Initial Purchasers, will be mailed or delivered and confirmed to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Ryan P. Griswold; or, if sent to the Issuer or the Guarantors, will be mailed, delivered or faxed c/o Chief Financial Officer (fax no.: (972) 409-1901) and confirmed to it at 8000 Bent Branch Drive, Irving TX 75063 Attention: General Counsel (fax no.: (972) 409-1965). The Issuer shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by the Representative.

13.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and at and after the Closing Date, the Issuer and the Guarantors and their respective successors and the indemnified parties referred to in Section 8 hereof and their respective successors and no other person will have any right or obligation hereunder. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

14.           Applicable Law; Waiver of Jury Trial; Submission to Jurisdiction. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. Any proceeding related to this Agreement or the transactions contemplated hereby shall be exclusively commenced, prosecuted or continued in any court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, and the Issuer and the Guarantors hereby consent to the jurisdiction of such courts and personal service with respect thereto.

15.           Counterparts. This Agreement may be signed in one or more counterparts (which may be delivered in original form or facsimile or “pdf” file thereof), each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

16.           Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17.           Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which commercial banking institutions or trust companies are authorized or required by law to close in New York City.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

18.           Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L, 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the Initial Purchasers to properly identify their clients.

19.           Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as the term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer, the Guarantors and the several Initial Purchasers.

Very truly yours,

MICHAELS STORES, INC.

By:/s/ Michael Diamond
Name: Michael Diamond
Title:Executive Vice President & Chief Financial Officer

MICHAELS funding, INC.

By:/s/ Michael Diamond
Name: Michael Diamond
Title:Executive Vice President & Chief Financial Officer

DARICE, INC.
DARICE IMPORTS, INC.
MICHAELS STORES PROCUREMENT COMPANY, INC.

By:/s/ Michael Diamond
Name: Michael Diamond
Title: Executive Vice President & Chief Financial Officer

ARTISTREE, INC.
MICHAELS FINANCE COMPANY, INC.
MICHAELS STORES CARD SERVICES, LLC

By:/s/ Michael Diamond
Name: Michael Diamond
Title: Executive Vice President & Chief Financial Officer

LAMRITE WEST, INC.

By:/s/ Michael Diamond
Name: Michael Diamond
Title: Executive Vice President & Chief Financial Officer

[Signature Page to Purchase Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC

By: J.P. Morgan Securities LLC

For itself, and the other several
Initial Purchasers named
in Schedule I to the foregoing Agreement

By:	/s/ Brandon Mallette
Name: Brandon Mallette
Title: Vice President

[Signature Page to Purchase Agreement]

SCHEDULE I

Initial Purchasers	Aggregate Principal Amount of Securities To Be Purchased
J.P. Morgan Securities LLC	$105,000,000
Wells Fargo Securities, LLC	$60,375,000
BofA Securities, Inc.	$43,125,000
Truist Securities, Inc.	$25,500,000
Goldman Sachs & Co. LLC	$17,625,000
Barclays Capital Inc.	$17,625,000
Citizens Capital Markets, Inc.	$17,625,000
U.S. Bancorp Investments, Inc.	$17,625,000
BMO Capital Markets Corp.	$17,625,000
Fifth Third Securities, Inc.	$17,625,000
Credit Suisse Securities (USA) LLC	$17,625,000
UBS Securities LLC	$17,625,000
Total	$375,000,000

ANNEX A-1

Artistree, Inc., a Delaware corporation
Darice, Inc., an Ohio Corporation
Darice Imports, Inc., an Ohio Corporation
Lamrite West, Inc., an Ohio Corporation
Michaels Finance Company, Inc., a Delaware corporation
Michaels Stores Procurement Company, Inc., a Delaware corporation
Michaels Stores Card Services, LLC, a Virginia limited liability company

ANNEX A-2

Artistree, Inc.
Artistree of Canada, ULC
Darice Global Sourcing S.à r.l.
Darice Holdings Company Ltd.
Darice Holdings I S.à r.l.
Darice Holdings II S.à r.l.
Darice Imports, Inc.
Darice, Inc.
Darice International Sourcing Group
Darice International Sourcing Holdings S.à r.l.
Darice (Ningbo) Business Consulting Co. Ltd.
Darice Product Development, LLC
Lamrite West, Inc.
Michaels Finance Company, Inc.
Michaels of Canada Holdings LP No. 1
Michaels of Canada Holdings LP No. 2
Michaels of Canada, ULC
Michaels of Luxembourg S.à r.l.
Michaels Product Development, LLC
Michaels Stores Card Services, LLC
Michaels Stores Procurement Company, Inc.
Michaels U.S. Holdings 1, LLC
Michaels U.S. Holdings 2, LLC
Michaels International Holdings, LLC
Michaels Hong Kong Holdings Limited
Michaels Urban Renewal LLC

ANNEX B

Preliminary Offering Memorandum Supplements

1.       Pricing Term Sheet, dated September 17, 2020